Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION ZQ INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP    34380C 10 2 COMMON STOCK    SEE REVERSE FOR CERTAIN DEFINITIONS                 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE OF $0.0005 PER SHARE, OF FLUENT INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and its Bylaws, and the holder of this Certificate, by acceptance hereof, assents to all such provisions. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile signatures of its duly authorized officers. CHAIRMAN CHIEF EXECUTIVE OFFICER GENERAL COUNSEL CORPORATE SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common
TTEE	– trustee under Agreement dated ____________

UNIF GIFT MIN ACT– ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ____

____
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

____

____

____ Shares

of the common stock represented by this certificate and do hereby irrevocably constitute and appoint ____

____,

attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED ________________________

____
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

____
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.